FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2007

VoIP, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-28985	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2006, the Company and Anthony Cataldo (Chief Executive Officer) and Shawn Lewis (Chief Operating Officer) each executed an employment agreement or related amendment, as disclosed in the Company’s quarterly report on Form 10-Q filed on November 17, 2006. Among other things, these September 14, 2006 agreements provided that Mr. Cataldo and Mr. Lewis were entitled to receive additional options to assure that they have the right to maintain beneficial ownership of the Company’s common stock in the equivalent of a minimum of 5% and 8%, respectively, of the issued and outstanding shares of our common stock. On May 4, 2007, the Company and Mssrs. Cataldo and Lewis each executed amendments to their employment agreements that entitle them to instead receive additional common stock grants to assure that they have the right to maintain beneficial ownership of the Company's common stock in the equivalent of a minimum of 5% and 8%, respectively, of the fully diluted (issued, options, warrants, and all preferred conversions) shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2007	VoIP, INC. (Registrant)

	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer